                                                                       EXHIBIT 4

                            SOUTHWEST WATER COMPANY


                                      AND


         CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION,

                                    Trustee


                        ______________________________

                                   INDENTURE

                        Dated as of _____________, 2001


                                  $20,000,000



                   ____% Convertible Subordinate Debentures
                               due July 1, 2021


              __________________________________________________

                             CROSS-REFERENCE TABLE

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................   1
  Section 1.01. Definitions........................................................................................   1
  Section 1.02. Other Definitions..................................................................................   5
  Section 1.03. Incorporation by Reference of Trust Indenture Act..................................................   6
  Section 1.04. Rules of Construction..............................................................................   6
ARTICLE 2 THE DEBENTURES...........................................................................................   6
  Section 2.01. Form and Dating....................................................................................   6
  Section 2.02. Execution and Authentication.......................................................................   7
  Section 2.03. Registrar, Paying Agent and Conversion Agent.......................................................   7
  Section 2.04. Paying Agent to Hold Money in Trust................................................................   8
  Section 2.05. Debentureholder Lists..............................................................................   8
  Section 2.06. Transfer and Exchange..............................................................................   8
  Section 2.07. Replacement Debentures.............................................................................  12
  Section 2.08. Outstanding Debentures.............................................................................  12
  Section 2.09. Treasury Debentures................................................................................  12
  Section 2.10. Temporary Debentures...............................................................................  13
  Section 2.11. Cancellation.......................................................................................  13
  Section 2.12. Defaulted Interest.................................................................................  13
ARTICLE 3 REDEMPTION OF DEBENTURES AT CORPORATION'S OPTION.........................................................  13
  Section 3.01. Redemption Right at Corporation's Option...........................................................  13
  Section 3.02. Notices to Trustee.................................................................................  13
  Section 3.03. Selection of Debentures to be Redeemed.............................................................  14
  Section 3.04. Notice of Redemption...............................................................................  14
  Section 3.05. Effect of Notice of Redemption.....................................................................  15

  Section 3.06. Deposit of Redemption Price........................................................................  15
  Section 3.07. Debentures Redeemed in Part........................................................................  15
  Section 3.08. Conversion Arrangements on Call for Redemption.....................................................  15
ARTICLE 4 REDEMPTION OF DEBENTURES AT REPRESENTATIVE OF DECEASED DEBENTUREHOLDER'S OPTION..........................  16
  Section 4.01. Redemption Right at Representative of Deceased Debentureholder's Option............................  16
  Section 4.02. Withdrawal.........................................................................................  19
ARTICLE 5 COVENANTS................................................................................................  19
  Section 5.01. Payment of Debentures..............................................................................  19
  Section 5.02. Reporting..........................................................................................  19
  Section 5.03. Corporate Existence................................................................................  19
  Section 5.04. Compliance Certificate.............................................................................  20
ARTICLE 6 SUCCESSORS...............................................................................................  20
  Section 6.01. When Corporation May Merge, etc....................................................................  20
  Section 6.02. Successor Corporation Substituted..................................................................  20
ARTICLE 7 DEFAULTS AND REMEDIES....................................................................................  21
  Section 7.01. Events of Default..................................................................................  21
  Section 7.02. Acceleration.......................................................................................  22
  Section 7.03. Other Remedies.....................................................................................  22
  Section 7.04. Waiver of Past Defaults............................................................................  23
  Section 7.05. Control by Majority................................................................................  23
  Section 7.06. Limitation on Suits................................................................................  23
  Section 7.07. Rights of Holders to Receive Payment...............................................................  23
  Section 7.08. Collection Suit by Trustee.........................................................................  24
  Section 7.09. Trustee May File Proofs of Claim...................................................................  24

  Section 7.10.  Priorities.........................................................................................  24
  Section 7.11.  Undertaking for Costs..............................................................................  25
  Section 7.12.  Waiver of Stay or Extension Laws...................................................................  25
  Section 7.13.  Restoration of Rights and Remedies.................................................................  25
ARTICLE 8 TRUSTEE...................................................................................................  25
  Section 8.01.  Duties of Trustee..................................................................................  25
  Section 8.02.  Rights of Trustee..................................................................................  26
  Section 8.03.  Individual Rights of Trustee.......................................................................  27
  Section 8.04.  Trustee's Disclaimer...............................................................................  27
  Section 8.05.  Notice of Defaults.................................................................................  27
  Section 8.06.  Reports by Trustee to Holders......................................................................  28
  Section 8.07.  Compensation and Indemnity.........................................................................  28
  Section 8.08.  Replacement of Trustee.............................................................................  28
  Section 8.09.  Successor Trustee by Merger, etc...................................................................  29
  Section 8.10.  Eligibility; Disqualification......................................................................  29
  Section 8.11.  Preferential Collection of Claims Against Corporation..............................................  30
  Section 8.12.  Appointment of Co-Trustee..........................................................................  30
ARTICLE 9 DISCHARGE OF INDENTURE....................................................................................  30
  Section 9.01.  Termination of Corporation's Obligations...........................................................  30
  Section 9.02.  Application of Trust Money.........................................................................  31
  Section 9.03.  Repayment to Corporation...........................................................................  31
ARTICLE 10 AMENDMENTS, SUPPLEMENTS AND WAIVERS......................................................................  31
  Section 10.01. Without Consent of Holders.........................................................................  31
  Section 10.02. With Consent of Holders............................................................................  32
  Section 10.03. Compliance with Trust Indenture Act................................................................  32

  Section 10.04. Revocation and Effect of Consents..................................................................  32
  Section 10.05. Notation on or Exchange of Debentures..............................................................  33
  Section 10.06. Trustee Protected..................................................................................  33
ARTICLE 11 CONVERSION...............................................................................................  33
  Section 11.01. Conversion Privilege; Conversion Price.............................................................  33
  Section 11.02. Conversion Procedure...............................................................................  33
  Section 11.03. Fractional Shares..................................................................................  34
  Section 11.04. Taxes on Conversion................................................................................  34
  Section 11.05. Corporation to Provide Stock.......................................................................  35
  Section 11.06. Adjustment for Change in Capital Stock.............................................................  35
  Section 11.07. Adjustment for Rights Issue........................................................................  36
  Section 11.08. Adjustment for Other Distributions.................................................................  36
  Section 11.09. Current Market Price...............................................................................  37
  Section 11.10. When Adjustment May Be Deferred....................................................................  37
  Section 11.11. When No Adjustment Required........................................................................  37
  Section 11.12. Notice of Adjustment...............................................................................  38
  Section 11.13. Voluntary Reduction................................................................................  38
  Section 11.14. Notice of Certain Transactions.....................................................................  38
  Section 11.15. Reorganization of Corporation......................................................................  39
  Section 11.16. Corporation Determination Final....................................................................  39
  Section 11.17. Trustee's Disclaimer...............................................................................  39
ARTICLE 12 SUBORDINATION............................................................................................  40
  Section 12.01. Agreement to Subordinate...........................................................................  40
  Section 12.02. Liquidation, Dissolution, Bankruptcy...............................................................  40
  Section 12.03. Default on Designated Senior Debt..................................................................  40

  Section 12.04. When Distribution Must Be Paid Over................................................................  41
  Section 12.05. Subrogation........................................................................................  41
  Section 12.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate.......  41
  Section 12.07. Subordination May Not Be Impaired by Corporation...................................................  42
  Section 12.08. Rights of Trustee..................................................................................  42
  Section 12.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior
     Debt...........................................................................................................  42
  Section 12.10. Trustee Entitled to Rely...........................................................................  42
  Section 12.11. Trustee to Effectuate Subordination................................................................  43
  Section 12.12. Trustee Not Fiduciary for Holders of Senior Debt...................................................  43
  Section 12.13. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver...........................  43
ARTICLE 13 MISCELLANEOUS............................................................................................  44
  Section 13.01. Trust Indenture Act Controls.......................................................................  44
  Section 13.02. Notices............................................................................................  44
  Section 13.03. Communication by Holders with Other Holders........................................................  45
  Section 13.04. Certificate and Opinion as to Conditions Precedent.................................................  45
  Section 13.05. Statements Required in Certificate or Opinion......................................................  45
  Section 13.06. Rules by Trustee and Agents........................................................................  45
  Section 13.07. Legal Holidays.....................................................................................  45
  Section 13.08. No Recourse Against Others.........................................................................  46
  Section 13.09. Duplicate Originals................................................................................  46
  Section 13.10. Governing Law......................................................................................  46
  Section 13.11. Table of Contents, Headings, etc...................................................................  46
  Section 13.12. No Adverse Interpretation of Other Agreements......................................................  46

  Section 13.13. Successors.........................................................................................  46
  Section 13.14. Severability.......................................................................................  46

     INDENTURE dated as of _______________, 2001, between SOUTHWEST WATER COMPANY, a Delaware corporation ("Corporation"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's _____% Convertible Subordinate Debentures due July 1, 2021 ("Debentures"):

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar or agent for service of notices and demands. See Section 2.03.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of the Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect.

     "Business Days" means those days on which banks in the city in which the Trustee is located are open for business.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation as the same exists at the date of this Indenture or as such stock shall be constituted from time to time.

     "Corporate Trust Office" means the office of the Trustee located in San Francisco, California, at which at any time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 California Street, Suite 3800, San Francisco, California 94111.

     "Corporation" means the party named as such above until a Successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

     "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

     "Debenture" means the Debentures described above issued under this Indenture.

     "Debt" means, with respect to any Person, without duplication,

     (1)  all indebtedness of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables;

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

     (5) all Capital Lease Obligations of such Person as lessee under such leases;

     (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed ;

     (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

     (8)  all Hedging Obligations of such Person.

     The amount of Debt of any Person will be deemed to be:

     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

     (D) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

     (E)  otherwise, the outstanding principal amount thereof.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Definitive Debenture" means a certificated Debenture registered in the name of the Debentureholder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Debenture
                                     ---------
shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

     "Depositary" means, with respect to the Debenture issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debenture, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Debt" means all Obligations with respect to Debt pursuant to lines of credit of the Corporation or any subsidiary of the Corporation with any bank, as outstanding from time to time and such other Senior Debt as is specifically designated as "Designated Senior Debt" in an Officers' Certificate received by the Trustee.

     "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Global Debenture" means a global debenture substantially in the form of Exhibit A hereto bearing the Global Debenture Legend and deposited with or on
---------
behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures issued in accordance with ARTICLE 2 hereof.

     "Global Debenture Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Debentures issued under this Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

     "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

     "Holder" or "Debentureholder" means a person in whose name a Debenture is registered.

     "Indenture" means this Indenture as amended from time to time.

     "Issue Date" of a Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Debt, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

     "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

     "Officers" means the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, a Vice Chairman, President, or a Vice President of the Corporation. See Sections 13.04 and 13.05.

     "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Corporation or the Trustee and who is acceptable to the Trustee. See Sections 13.04 and 13.05.

     "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" of the Debenture means the principal of the Debenture plus the premium, if any, on the Debenture.

     "Qualified Institution" means a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company located in the United States.

     "Quoted Price" means the last transaction price of the Common Stock as reported on a national securities exchange or a national interdealer automated securities quotation system.

     "Redemption Date" when used with respect to any Debenture to be redeemed means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price" when used with respect to any Debenture to be redeemed means the price at which it is to be redeemed pursuant to this Indenture and the Debenture.

     "SEC" means the Securities and Exchange Commission.

     "Senior Debt" of the Corporation means all Obligations with respect to Debt of the Corporation, whether outstanding on the Issue Date or thereafter created (and all renewals, extensions or refundings thereof), except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Debentures; provided that Senior Debt does not include (i) any obligation to the Corporation or any Subsidiary, (ii) trade payables or (iii) any Debt incurred in violation of the Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date shown above except as provided in Section 10.03.

     "Trustee" means the party named as such above until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "United States" means the United States of America.

Section 1.02. Other Definitions.

       Term                               Defined in

"Bankruptcy Law"                          Section 7.01
"Conversion Agent"                        Section 2.03
"Conversion Date"                         Section 11.02
"Conversion Price"                        Section 11.01
"Custodian"                               Section 7.01
"Event of Default"                        Section 7.01
"Legal Holiday"                           Section 13.07
"Paying Agent"                            Section 2.03
"Registrar"                               Section 2.03
"Successor"                               Section 6.01
"U.S. Government Obligations"             Section 9.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" mean the Debentures.

     "indenture securityholder" means a Debentureholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Corporation.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions; and

     (6)  "Section" shall refer to a Section of this Indenture.

                                   ARTICLE 2
                                THE DEBENTURES

Section 2.01.  Form and Dating.

     Global Debentures. Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Debenture Legend
               ---------
thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Debenture
               ---------
Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

     The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Corporation and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02.  Execution and Authentication.

     Two Officers shall sign the Debentures for the Corporation by manual or facsimile signature. The Corporation's seal shall be reproduced on the Debentures.

     If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount of $20,000,000 upon a written order of the Corporation signed by two Officers. The aggregate principal amount of Debentures outstanding at any time may not exceed that amount except as provided in Section 2.07.


     The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.

     The Corporation shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debentures may be presented for payment ("Paying Agent"), an office or agency where Debentures may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Corporation in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Corporation may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Corporation may act as Registrar, Paying

Agent or Conversion Agent. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

     The Corporation shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Corporation fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands or fails to give the foregoing notice, the Trustee shall act as such. The Corporation or any of its subsidiaries may act as Paying Agent, Conversion Agent, Registrar or Co-Registrar.

     The Corporation initially appoints Chase Manhattan Bank and Trust Company, National Association of San Francisco, California as Registrar, Paying Agent and agent for service of notices and demands and ChaseMellon Shareholder Services as Conversion Agent.

     The Corporation initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debenture.

     The Corporation initially appoints the Trustee to act as Custodian with respect to the Global Debenture.

Section 2.04.  Paying Agent to Hold Money in Trust.

     The Corporation shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any Default by the Corporation in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Corporation acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05.  Debentureholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list of the names and addresses of Debentureholders in such form and as of such date as the Trustee may reasonably require.

Section 2.06.  Transfer and Exchange.

     (a) A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Corporation for Definitive Debentures if (i) the Corporation delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Corporation within 120 days after the date of such notice from the Depositary or (ii) the Corporation in its sole discretion determines that Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in Global Debentures. The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in Global Debentures also shall require compliance with subparagraph (i) or subparagraph (ii) below, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either
     (A) (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and
     (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above. Upon receipt of an opinion of counsel to the Corporation certifying that all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act of 1933, as amended, have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(g) hereof.

     (c) Transfer or Exchange of Beneficial Interests in Global Debentures for Definitive Debentures. If any holder of a beneficial interest in a Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in
Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Corporation shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant.

     (d) Transfer and Exchange of Definitive Debentures for Beneficial Interests in Global Debentures. A Holder of a Definitive Debenture may exchange such Debenture for a beneficial interest in a Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Debenture and increase or cause to be increased the aggregate principal amount of Global Debentures.

     (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required by the Registrar. A Holder of Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of a Definitive Debenture.

     (f) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

"THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF SOUTHWEST WATER COMPANY."

     (g) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a Global Debenture have been exchanged for Definitive Debentures or a Global Debenture has been redeemed, repurchased or canceled in whole and not in part, such Global Debenture shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (h)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Corporation's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 10.05 and 11.02 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

          (v) The Corporation shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or
     (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Corporation may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Corporation shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

              (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Debentures.

       If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Corporation, an indemnity bond must be obtained and be sufficient in the judgment of both to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Trustee or the Corporation may charge for its expenses in replacing a Debenture. Every replacement debenture is an obligation of the Corporation.

Section 2.08. Outstanding Debentures.

       The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

       If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

       If Debentures are considered paid under Section 5.01, they cease to be outstanding and interest on them ceases to accrue.

       A Debenture does not cease to be outstanding because the Corporation or an Affiliate holds the Debenture.

Section 2.09. Treasury Debentures.

       In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Corporation or an Affiliate shall be disregarded, except for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent. Only Debentures which the Trustee knows are so owned shall be disregarded.

Section 2.10.  Temporary Debentures.

     Until Definitive Debentures are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of Definitive Debentures but may have variations that the Corporation considers appropriate for temporary Debentures. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate Definitive Debentures in exchange for temporary Debentures.

Section 2.11.  Cancellation.

     The Corporation at any time may deliver Debentures to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, payments, replacement, conversion or cancellation and shall dispose of cancelled Debentures as the Corporation directs. The Corporation may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Debentureholder has converted pursuant to ARTICLE 11.

Section 2.12.  Defaulted Interest.

     If the Corporation defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Debentureholders on a subsequent special record date. The Corporation shall fix the special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before the special record date, the Corporation shall mail to Debentureholders a notice that states the special record date, the payment date and the amount of interest to be paid.

                                   ARTICLE 3
               REDEMPTION OF DEBENTURES AT CORPORATION'S OPTION

Section 3.01.  Redemption Right at Corporation's Option.

     The Corporation has the right to redeem the Debentures at its sole option, in whole or in part, at any time and from time to time on or after July 1, 2003, at the Redemption Prices specified in paragraph 5 of the Debenture, subject to the terms and conditions set forth in this ARTICLE 3, and subject to the Corporation first obtaining the approval of any holders of any Designated Senior Debt, if required. The election of the Corporation to redeem any Debenture shall be evidenced by a Board Resolution.

Section 3.02.  Notices to Trustee.

     If the Corporation wishes to redeem Debentures pursuant to paragraph 5 of the Debenture, it shall notify the Trustee of the Redemption Date and the principal amount of Debentures to be redeemed. The Corporation shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice period is satisfactory to the Trustee).

Section 3.03. Selection of Debentures to be Redeemed.

       If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed by lot. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Debentures then outstanding that have not been previously called for redemption. The Trustee may select for redemption portions of the principal of Debentures that have denominations larger than $1,000. Debentures and portions of Debentures that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Corporation promptly of Debentures or portions of Debentures to be called for redemption.

Section 3.04. Notice of Redemption.

       At least 30 days but not more than 60 days before a Redemption Date, the Corporation shall mail notice of redemption to each Holder whose Debentures are to be redeemed and to the Nasdaq National Market, and shall provide prompt publicity of the redemption as required by the Nasdaq National Market Rules.

       The notice shall state:

       (1)    the Redemption Date;

       (2)    the Redemption Price;

       (3)    the Conversion Price;

       (4)    the name and address of the Paying Agent and Conversion Agent;

       (5) that Debentures called for redemption may be converted at any time prior to the close of business on the fifth Business Day preceding the Redemption Date;

       (6) that Holders who wish to convert Debentures must satisfy the requirements of paragraph 9 of the Debentures;

       (7) that Definitive Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

       (8) that interest on Debentures called for redemption ceases to accrue on and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price);

       (9) if less than all of the Debentures outstanding are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debentures to be redeemed;

       (10) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of a Definitive Debenture, a new Definitive Debenture or Definitive Debentures in principal amount equal to the unredeemed portion will be issued; and

       (11) the paragraph of the Debentures pursuant to which the Debentures are being redeemed.

       At the Corporation's request, the Trustee shall give notice of redemption in the Corporation's name and at its expense.

Section 3.05. Effect of Notice of Redemption.

       Once notice of redemption is mailed, Debentures called for redemption become due and payable on the Redemption Date at the Redemption Price.

Section 3.06. Deposit of Redemption Price.

       On or before the Redemption Date, the Corporation shall deposit with the Paying Agent cash sufficient to pay the Redemption Price and accrued interest on all Debentures to be redeemed. The Paying Agent shall return to the Corporation any money not required due to the conversion of Debentures called for redemption.

Section 3.07. Debentures Redeemed in Part.

       Upon surrender of a Definitive Debenture that is redeemed in part, the Corporation shall issue and the Trustee shall authenticate for the Holder a new Definitive Debenture equal in principal amount to the unredeemed portion of the Definitive Debenture surrendered.

Section 3.08. Conversion Arrangements on Call for Redemption.

       Notwithstanding anything to the contrary contained in this Indenture, in connection with any redemption of Debentures pursuant to this ARTICLE 3, the Corporation, by an agreement with one or more investment bankers or other purchasers, may arrange for such purchasers to purchase all Debentures called for redemption (the "Called Debentures") which are either (i) surrendered for redemption or (ii) not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, and to convert the same into shares of Common Stock, by the purchasers' depositing with the Trustee (acting as Paying Agent with respect to the deposit of such amount and as Conversion Agent with respect to the conversion of such Called Debentures), in trust for the Holders of the Called Debentures, on or prior to the Redemption Date in the manner agreed to by the Corporation and such purchasers, an amount sufficient to pay the Redemption Price payable by the Corporation on redemption of such Called Debentures. In connection with any such arrangement for purchase and conversion, the Trustee as Paying Agent shall pay on or after the Redemption Date such amounts so deposited by the purchasers in exchange for Called Debentures surrendered for redemption prior to the close of business on the Redemption Date and for all Called Debentures surrendered after such Redemption Date. Notwithstanding anything to the contrary contained in this ARTICLE 3, the obligation of the Corporation to pay the Redemption Price of such Called Debentures shall be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.08 shall in any way relieve the Corporation of the obligation to pay such Redemption Price on all Called Debentures to the extent such amount is not so paid by said purchasers. For all purposes of this Indenture, any Called Debentures surrendered by the Holders for redemption, and any Called Debentures not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion and shall in all respects be deemed to have been converted, all as of immediately prior to the close of business on the Redemption Date, subject to the deposit by the purchasers of the above amount as aforesaid. Nothing in this Section 3.08 shall in any way limit the right of any Holder of a Debenture to convert his Debenture pursuant to the terms of this Indenture any time prior to the close of business on the fifth Business Day prior to the Redemption Date.

                                   ARTICLE 4
REDEMPTION OF DEBENTURES AT REPRESENTATIVE OF DECEASED DEBENTUREHOLDER'S OPTION

Section 4.01. Redemption Right at Representative of Deceased Debentureholder's Option.

     The personal representative, or surviving joint tenant(s), tenant by the entirety or tenant in common of a deceased Beneficial Owner (as hereinafter defined) (the "Representative") has the right to request redemption prior to stated maturity of all or part of his interest in the Debentures, and the Corporation will redeem the same subject to the limitations that the Corporation will not be obligated to redeem, during the period beginning with the original issuance of the Debentures and ending June 30, 2002 (the "Initial Period") and during any twelve month period ending June 30 thereafter (each such twelve month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner, any interest in the Debentures which exceeds $25,000 in principal amount or (ii) interests in the Debentures exceeding $400,000 in aggregate principal amount.


     The Corporation may, at its option, redeem interests of any deceased Beneficial Owner in the Debentures in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Debenture Holder, shall not be included in the computation of the $400,000 aggregate limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. The Corporation may, at its option, redeem interests of deceased Beneficial Owners in the Debentures, in the Initial Period or any Subsequent Period, in an aggregate principal amount exceeding $320,000. Any such redemption, to the extent it exceeds the $400,000 aggregate limitation, shall not reduce the $400,000 aggregate limitation for any Subsequent Period.
On any determination by the Corporation to redeem Debentures in excess of the $25,000 limitation or the $400,000 aggregate limitation, Debentures so redeemed shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.


     A request for redemption of an interest in the Debentures may be initiated by the Representative. The Representative shall deliver a request to the Participant (hereinafter defined) through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Debentures to be redeemed. The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form of Exhibit B hereto (a "Redemption Request"). The Depositary will, on receipt
---------
thereof, forward the same to the Trustee. The Trustee shall maintain records with respect to Redemption Requests received by it including date of receipt, the name of the Participant filing the Redemption Request and the status of such Redemption Request with respect to the $25,000 limitation and the $400,000 aggregate limitation. The Trustee will immediately send a copy of each Redemption Request it receives, together with the information regarding the eligibility thereof with respect to the $25,000 limitation and the $400,000 aggregate limitation, to the Corporation. The Depositary, the Corporation and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Debentures to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.


     Subject to the $25,000 limitation and the $400,000 aggregate limitation, the Corporation will, upon the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Debentures within 60 days following receipt by the Corporation of a Redemption Request from the Trustee. If Redemption Requests exceed the aggregate principal amount of interests in Debentures required to be redeemed during the Initial Period or any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. The Corporation may, at any time, notify the Trustee in writing that it will redeem, on a date not less than 30 nor more than 60 days thereafter, all or any such lesser amount of Debentures for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $320,000 aggregate limitation. Any Debentures so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.


     The price to be paid by the Corporation for the Debentures to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. No premium will be paid on any Debenture redeemed pursuant to this Section. Subject to arrangements with the Depositary, payment for interests in the Debentures which are to be redeemed shall be made to the Depositary upon presentation of Debentures to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Debentures acquired or redeemed by the Corporation other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section shall not be included in the computation of either the $25,000 limitation or the $400,000 aggregate limitation for the Initial Period or for any Subsequent Period.

     For purposes of this Section, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Debenture and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the Debentures will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

     For purposes of this Section 4.01, an interest in a Debenture held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person, who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Debentures will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

     The Corporation may, at its option, purchase any Debentures for which Redemption Requests have been received in lieu of redeeming such Debentures. Any Debentures so purchased by the Corporation shall either be offered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation.

     In the case of any Debenture or portion thereof which is presented for redemption pursuant to this ARTICLE 4 and which has not been redeemed at the time the Corporation gives notice of its election to redeem Debentures pursuant to ARTICLE 3, such Debenture or portion thereof shall first be subject to redemption pursuant to ARTICLE 3 and if any such Debenture or portion thereof is not redeemed pursuant to ARTICLE 3 it shall remain subject to redemption pursuant to ARTICLE 4.

     Nothing herein shall prohibit the Corporation from redeeming, in acceptance of tenders made pursuant hereto, Debentures in excess of the principal amount that the Corporation is obligated to redeem, nor from purchasing any Debentures in the open market. However, the Corporation may not use any Debentures purchased in the open market as a credit against its prepayment obligation hereunder.

     During such time or times as the Debentures are not represented by a Global Debenture and are issued in definitive form, all references in this Section to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this section the Participants are required to make shall be made by the Corporation (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Debentures to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Corporation, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Debenture that is the subject of such request.

Section 4.02.  Withdrawal.

     Any Redemption Request may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal given by the Participant on behalf of such person to the Depositary and by the Depositary to the Trustee prior to payment thereof by the Corporation.

                                   ARTICLE 5
                                   COVENANTS

Section 5.01.  Payment of Debentures.

     The Corporation shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal and interest shall be considered paid on the date due if the Trustee or any Paying Agent holds on that date money sufficient to pay all principal and interest then due, provided that, if Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

     To the extent lawful, the Corporation shall pay interest on (i) overdue principal at the rate borne by the Debentures and (ii) overdue installments of interest at the same rate.

Section 5.02.  Reporting.

     The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA
(S)314(a). The Corporation shall furnish to Holders of Debentures, upon request, annual financial statements and quarterly reports containing unaudited financial statements.

Section 5.03.  Corporate Existence.

     Subject to ARTICLE 6, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Corporation; provided, however, that the Corporation shall not be required to preserve any such right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

Section 5.04.  Compliance Certificate.

     The Corporation shall deliver to the Trustee within 30 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status.

                                   ARTICLE 6
                                  SUCCESSORS

Section 6.01.  When Corporation May Merge, etc.

        The Corporation shall not consolidate or merge into, or sell or transfer or lease all or substantially all of its assets to, any Person unless:

        (1) the Person is a corporation organized and existing under the Laws of the United States, or any State thereof or the District of Columbia;

        (2) the Person assumes by supplemental indenture all the obligations of the Corporation under the Debentures and this Indenture except that it need not assume the obligations of the Corporation as to conversion of the Debentures if pursuant to Section 11.15, the Corporation or another Person obligates itself by supplemental indenture to deliver securities, cash or other assets upon conversion of the Debentures;

        (3)   immediately after the transaction no Default exists; and

        (4) the Corporation has delivered to the Trustee an Officer's Certificate and Opinion of Counsel each stating that the transaction and supplemental indenture comply with this ARTICLE and Section 11.15.

        The surviving, transferee or lessee corporation shall be the successor Corporation (a "Successor") and deemed to and be substituted for the Corporation under the Indenture and the predecessor Corporation in the case of a transfer or lease shall be released from all obligations and covenants under the Indenture and Debentures.

Section 6.02. Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation in accordance with Section 6.01, the successor corporation formed by such consolidation or into or with which the Corporation is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor person has been named as the Corporation herein; provided, however, that the predecessor Corporation in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Debentures.

                                   ARTICLE 7
                             DEFAULTS AND REMEDIES

Section 7.01. Events of Default.

        An "Event of Default" occurs if:

        (1) the Corporation defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

        (2) the Corporation defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

        (3) the Corporation fails to comply with any of its other agreements in the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

        (4) the Corporation defaults in the payment of any indebtedness having an outstanding principal balance of $2,000,000 or more, whether such indebtedness now exists or shall hereafter be created, and any period of grace with respect thereto shall have expired, which default shall result in such indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured, or such acceleration shall not be rescinded, annulled or obviated through payment, within thirty days after written notice to the Corporation from the Trustee or to the Corporation and to the Trustee from the Holders of not less than 25% in principal amount of the Debentures then outstanding under the Indenture, provided that no default shall occur hereunder if there shall have been delivered to the Trustee an Officers' Certificate stating that the Corporation is contesting in good faith the existence of such default in payment or event of default;

        (5) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                    (D) makes a general assignment for the benefit of its creditors; or

        (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 days, that:

                    (A) is for relief against the Corporation in an involuntary case,

                    (B) appoints a Custodian of the Corporation or for all or substantially all of its property, or

                    (C)  orders the liquidation of the Corporation.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding notify the Corporation of the Default and the Corporation does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." The Trustee shall, if requested to do so by the holders of 25% in principal amount of the Debentures, notify the Corporation of the Default pursuant to this Section.

     Subject to the provisions of Sections 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Corporation, the Paying Agent, the Holder of a Debenture or an agent of such Holder.

Section 7.02.  Acceleration.

     If an Event of Default occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in principal amount of the Debentures then outstanding, by notice to the Corporation and the Trustee, may declare the principal of, and accrued interest on, all the Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately.

     The Holders of a majority in principal amount of the Debentures then outstanding, by notice to the Trustee, may rescind an acceleration of all the Debentures and its consequences if (i) all existing Events of Default have been cured or waived except nonpayment of the principal and interest that has become due solely because of the acceleration and (ii) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04.  Waiver of Past Defaults.

        The Holders of a majority in principal amount of the Debentures, by notice to the Trustee, may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Debenture, a Default under ARTICLE 11 hereof, an uncured failure to make any redemption payment or an uncured default with respect to a provision which cannot be modified under the terms of this Indenture without the consent of each Holder affected.

Section 7.05.  Control by Majority.

        The Holders of a majority in principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Debentureholders, or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.06.  Limitation on Suits.

        A Debentureholder may pursue a remedy with respect to this Indenture or the Debentures only if:

        (1) the Holder gives to the Trustee notice of a continuing Event of Default;

        (2) the Holders of at least 25% in principal amount of the Debentures then outstanding make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (5) during such 60-day period the Holders of a majority in principal amount of the Debentures then outstanding do not give the Trustee a direction inconsistent with the request.

        A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.

Section 7.07.  Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to bring suit for the enforcement of the right to convert the Debenture shall not be impaired or affected without the consent of the Holder.

Section 7.08.  Collection Suit by Trustee.

        If an Event of Default in payment of interest or principal specified in
Section 7.01(1) or 7.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 7.09.  Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Debentureholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

        Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Debentureholder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

Section 7.10.  Priorities.

        If the Trustee collects any money pursuant to this ARTICLE, it shall pay out the money in the following order:

        First: to the Trustee for amounts due under Section 8.07;
        -----

        Second: to holders of Senior Debt to the extent required by ARTICLE 12;
        ------

        Third: to Debentureholders for amounts due and unpaid on the Debentures
        -----
        for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

        Fourth: to the Corporation.
        ------

        The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this ARTICLE.

Section 7.11.  Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Debentures.

Section 7.12.  Waiver of Stay or Extension Laws.

        The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.13.  Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Corporation, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 8
                                    TRUSTEE

Section 8.01.  Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are expressly and specifically set forth in this Indenture and no implied covenants or duties shall be read into this Indenture against the Trustee. No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

        (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

        (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02.  Rights of Trustee.

        Except as otherwise provided in Section 8.01:

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through attorneys, consultants and agents and shall not be responsible for the misconduct or negligence of any such attorneys, consultants and agents appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        (e) The Trustee shall not be bound to recognize any person as an owner of any Debenture or take any action at the request of any such person unless such Debenture shall be deposited with the Trustee or satisfactory evidence of ownership of such Debenture shall be furnished to the Trustee.

        (f) At all reasonable times the Trustee and its duly authorized agents, accountants, attorneys and experts shall have the right to inspect fully all books, papers and records of the Corporation relating to the Debentures and to take such photocopies and memoranda therefrom and in regard thereto as may be desired.

        (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

        (h) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this ARTICLE 8 and shall apply to the Trustee in all of its capacities provided for in this Indenture including its capacity as any Agent, as the case may be. The immunities and exceptions from liability of the Trustee shall extend to its officers, directors, employees and agents.

Section 8.03.  Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
8.10 and 8.11.

Section 8.04.  Trustee's Disclaimer.

        The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Debentures, it shall not be accountable for the Corporation's use of the proceeds from the Debentures, and it shall not be responsible for any statement in any official statement, offering memorandum, other disclosure material prepared or distributed with respect to the Debentures or in the Debentures other than its authentication.

Section 8.05.  Notice of Defaults.

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Debentureholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Debentureholders.

        The Trustee shall not be required to take notice of any default or other fact or event hereunder unless and until the Trustee shall be specifically notified in writing of such default, fact or event.

Section 8.06.  Reports by Trustee to Holders.

        Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Debentureholder a brief report dated as of such reporting date that complies with TIA (S)313(a). The Trustee also shall comply with TIA (S)313(b)(2).

        A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each stock exchange, if any, on which the Debentures are listed. The Corporation shall notify the Trustee when the Debentures are listed on any Stock exchange.

Section 8.07.  Compensation and Indemnity.

        The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

        The Corporation shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. This indemnity clause shall survive the payment of the Debentures.

        The Trustee may engage legal counsel who may be counsel to the Corporation and shall not be liable for any act or omission taken or suffered in good faith reliance on the opinion of such counsel selected with due care.

        The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.08.  Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and the Corporation. The Corporation may remove the Trustee if:

               (1)   the Trustee fails to comply with Section 8.10;

               (2)   the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or public officer takes charge of the Trustee or its property; or

               (4)   the Trustee become incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee. Within one year after the successor Trustee assumes office, the Holders of a majority in principal amount of the Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Debentures then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 8.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

Section 8.09.  Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 8.10.  Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(l). The Trustee shall always have a combined capital and surplus and undivided profits of at least $15,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA (S) 310(b), including the optional provision permitted by the second sentence of TIA (S) 310(b)(9).

Section 8.11.  Preferential Collection of Claims Against Corporation.

     The Trustee is subject to TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed is subject to TIA (S)311(a) to the extent indicated therein.

Section 8.12.  Appointment of Co-Trustee.

     It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement on an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or Co-Trustee.

     The Trustee may appoint an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture, to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

     Should any deed, conveyance or instrument in writing from the Corporation be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, including particularly the right to be paid its fees and expenses for services rendered, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Corporation. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Co-Trustee successor to such separate or Co-Trustee.

                                   ARTICLE 9
                            DISCHARGE OF INDENTURE

Section 9.01.  Termination of Corporation's Obligations.

     The Corporation may at any time terminate all of its obligations under this Indenture if the Corporation irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures at maturity or on redemption, as the case may be. The Corporation may make the deposit only during the one-year period prior to maturity or concurrently with or after the notice to the Trustee provided for in

Section 3.02. However, the Corporation's obligations in Sections 2.03, 2.04, 2.05, 2.06, 5.01, 8.07, 8.08, 9.03 and in ARTICLE 11, shall survive until the Debentures are no longer outstanding. Thereafter, the Corporation's obligations in Sections 8.07 and 9.03 shall survive.

     After a deposit made pursuant to this Section 9.01, the Trustee upon request shall acknowledge in writing the discharge of the Corporation's obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer's option.

     "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

Section 9.02.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures.

Section 9.03.  Repayment to Corporation.

     The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. The obligation of the Trustee and the Paying Agent to pay such excess money or securities to the Corporation shall survive the payment, conversion and/or cancellation of all of the Debentures until all such excess funds or securities have been so paid.

     The Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Corporation, Debentureholders entitled to the money must look solely to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.

                                  ARTICLE 10
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders.

     The Corporation and the Trustee may amend or supplement this Indenture or the Debentures without notice to or consent of any Debentureholder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Sections 6.01 and 11.15;

     (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; or

     (4) to make any change that does not materially adversely affect the rights of any Debentureholder hereunder.

Section 10.02. With Consent of Holders.

     The Corporation and the Trustee may amend or supplement this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without the consent of each Debentureholder affected, however, an amendment under this Section may not:

     (1) reduce the amount of Debentures whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or change the time for payment of interest on any Debenture;

     (3)  reduce the principal of or change the maturity of any Debenture;

     (4) waive a Default in the payment of the principal of or interest on any Debenture;

     (5) make any Debenture payable in money other than that stated in the Debenture; or

     (6) modify the provisions of Sections 7.04, 7.07 and 10.02 (second sentence).

     To secure a consent of the Debentureholders under this Section, it shall not be necessary for the Debentureholders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or supplement under this Section becomes effective, the Corporation shall mail to Debentureholders a notice briefly describing the amendment.

Section 10.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment or waiver becomes effective it shall bind every Debentureholder, unless it is of the type described in any of clauses (1) through (6) of Section 10.02. In such case, the amendment or waiver shall bind each Debentureholder who has consented to it and every subsequent Holder who holds a Debenture that evidences the same debt as the consenting
Debentureholder's Debenture.

Section 10.05. Notation on or Exchange of Debentures.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Corporation in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

Section 10.06. Trustee Protected.

     The Trustee shall sign all supplemental Indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                  ARTICLE 11
                                  CONVERSION

Section 11.01. Conversion Privilege; Conversion Price.

     A Holder of a Debenture, at his sole option, may convert such Debenture into Common Stock at any time prior to the close of business on June 25, 2021. If a Debenture is called for redemption by the Corporation, the Holder thereof may convert such Debenture into Common Stock at any time prior to the close of business on the fifth Business Day preceding the Redemption Date. The number of shares of Common Stock issuable upon conversion of a Debenture is determined by dividing the principal amount to be converted by the Conversion Price in effect on the Conversion Date.

     The initial Conversion Price is stated in paragraph 9 of the Debenture. The Conversion Price is subject to adjustment as described in this ARTICLE 11.

     A Holder may convert a portion of a Debenture only if the portion to be converted is $1,000 or an integral multiple thereof. Provisions in this Indenture which apply to the conversion of all of a Debenture also apply to a portion of such Debenture.

Section 11.02. Conversion Procedure.

     To convert a Debenture:

     (1) the Holder must provide written notice to the Participant of such Holder's intent to convert all or part of such Holder's interest in the Debenture into shares of Common Stock of the Corporation which notice shall specify the principal amount of the interest in the Debenture to be converted;

     (2) the Participant shall thereupon deliver to the Depositary a written request for conversion containing the name of the Holder, the Holder's interest in the Debenture and the amount of such Holder's interest to be converted. The Depositary will, on receipt thereof, forward the same to the Trustee. The Trustee shall maintain records with respect to conversion requests received by it including date of receipt and the name of the Participant filing the conversion request. The Trustee will immediately send a copy of each conversion request it receives to the Corporation and the Conversion Agent. The Depositary, the Corporation, the Trustee and the Conversion Agent may conclusively assume, without independent investigation, that the statements contained in each conversion request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Holder or for determining whether the Holder is in fact the Beneficial Owner of the interest in the Debenture to be redeemed;

     (3) The Holder shall furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent; and

     (4) The Holder shall pay any transfer or similar tax required by Section 11.04.

The date on which all of such requirements are met is the Conversion Date. As soon as practicable thereafter, the Corporation shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record of the Corporation on and after the Conversion Date.

     No payment or adjustment will be made for accrued interest on a converted Debenture.

     If a Holder converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

Section 11.03. Fractional Shares.

     The Corporation will not issue a fractional share of Common Stock upon conversion of a Debenture. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction and rounding the result to the nearest cent.

     The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last trading day prior to the Conversion Date. In the absence of such a quotation, the Corporation shall determine the current market price on the basis of such quotations as it considers appropriate.

Section 11.04. Taxes on Conversion.

     If a Holder of a Debenture converts it, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

Section 11.05. Corporation to Provide Stock.

     The Corporation shall at all times reserve and have available, free from pre-emptive rights out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Debentures.

     All shares of Common Stock which may be issued upon conversion of the Debentures shall be fully paid and nonassessable

     Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock issuable upon conversion of the Debentures, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price.

     The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures and will endeavor to list such shares on each national securities exchange, if any, on which its Common Stock is then listed.

Section 11.06. Adjustment for Change in Capital Stock.

     If the Corporation:

     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

     (4) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

     (5) issues by reclassification of its Common Stock any shares of its Capital Stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares of Capital Stock of the Corporation which he would have owned immediately following such action if he had Converted the Debenture immediately prior to such action.

     Subject to Section 11.10, the adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Debenture, upon conversion of such Debenture, may receive shares of two or more classes of Capital Stock of the Corporation, the Board of Directors shall determine the allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price with respect to each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those with respect to Common Stock in this ARTICLE.

Section 11.07. Adjustment for Rights Issue.

     If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                                        0 + (N x P)
                                            -------
                             C' = C x       (   M )
                                        -----------
                                          0  +   N

where:

           C' =   the adjusted Conversion Price.

           C  =   the current Conversion Price.

           0  =   the number of shares of Common Stock outstanding on the record date.

           N  =   the number of additional shares of Common Stock offered.

           P  =   the offering price per share of the additional shares.

           M  =   the current market price per share of Common Stock on the
                  record date.

     Subject to Section 11.10, the adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the conversion price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

Section 11.08. Adjustment for Other Distributions.

     If the Corporation distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Corporation, the Conversion Price shall be adjusted in accordance with the formula:

                             C' = C x     (M  -  F)
                                          ---------
                                               M
where:

           C' =  the adjusted Conversion Price.

           C  =  the current Conversion Price.

           M = the current market price per share of Common Stock on the record date mentioned below.

           F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Corporation shall determine the fair market value.

     Subject to Section 11.10, the adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Corporation. Also, this Section does not apply to rights or warrants referred to in Section 11.07.

Section 11.09. Current Market Price.

     For purposes of Sections 11.07 and 11.08, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotations as it considers appropriate.

Section 11.10. When Adjustment May Be Deferred.

     No adjustment in the Conversion Price need be made pursuant to Section
11.06 unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. No adjustment in the Conversion Price need be made pursuant to Section 11.07 or 11.08 unless the adjustment would require an increase or decrease of at least 5% in the Conversion Price. Any adjustments that are not made pursuant to Section 11.06 shall be carried forward and taken into account in the calculation of any subsequent adjustment pursuant to Section
11.06. Any adjustments that are not made pursuant to either Section 11.07 or
11.08 shall be carried forward and taken into account in the calculation of any subsequent adjustment pursuant to Sections 11.07 or 11.08.

     All calculations under this ARTICLE shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 11.11. When No Adjustment Required.

     No adjustment need be made for a transaction referred to in Sections 11.06,
11.07 or 11.08 if Debentureholders are to participate in the transaction on a basis and with notice that the

Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Debentures become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 11.12. Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to Debentureholders a notice of the adjustment. The Corporation shall file with the Trustee a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

Section 11.13. Voluntary Reduction.

     The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

     Whenever the Conversion Price is reduced, the Corporation shall mail to Debentureholders a notice of the reduction. The Corporation shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect.

     A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 11.06 through 11.08.

Section 11.14. Notice of Certain Transactions.

     If:

     (1) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to Section 11.06, 11.07 or 11.08 and if the Corporation does not allow Debentureholders to participate pursuant to Section 11.11;

     (2) the Corporation takes any action that would require a supplemental indenture pursuant to Section 11.15; or

     (3) there is a liquidation or dissolution of the Corporation, the Corporation shall cause to be filed with the Trustee and the Conversion Agent and shall mail to Debentureholders a notice stating the proposed record date (or other applicable determination date) for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable in connection with such transaction. The Corporation shall mail the notice at least 20 days before the record date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 11.15. Reorganization of Corporation.

     If the Corporation is a party to a transaction subject to Section 6.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Debenture immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this ARTICLE. The successor Corporation shall mail to Debentureholders a notice briefly describing the supplemental indenture.

     If this Section applies, Section 11.06 does not apply.

Section 11.16. Corporation Determination Final.

     Any determination that the Corporation or the Board of Directors must make pursuant to Sections 11.03, 11.06, 11.07, 11.08, 11.09, 11.10 or 11.11 is
conclusive.

Section 11.17. Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this ARTICLE should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under
Section 11.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Corporation's failure to comply with this ARTICLE. Each Conversion Agent other than the Corporation shall have the same protection under this Section as the Trustee.

                                  ARTICLE 12
                                 SUBORDINATION

Section 12.01. Agreement to Subordinate.

     The Debt evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

Section 12.02. Liquidation, Dissolution, Bankruptcy.

     Upon any payment or distribution of the assets of the Corporation to creditors upon a total or partial liquidation or a total or partial dissolution of the Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property:

          (1) holders of Senior Debt are entitled to receive payment in full in cash of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before Holders will be entitled to receive any payment of principal of or interest on the Debentures; and

          (2) until the Senior Debt is paid in full and payment has been made to the Trustee for amounts due under Section 8.07, any distribution to which Holders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt and the Trustee as their interests may appear.

     In the event that payment of principal or interest on the Debentures is prohibited by this Section, the holders of Senior Debt shall provide written notice to the Trustee of such prohibition, unless the Trustee already has actual notice of the bankruptcy, reorganization, insolvency, receivership, or similar proceeding.


Section 12.03. Default on Designated Senior Debt.

     (a) The Corporation shall not pay the principal of or interest on the Debentures or make any deposit pursuant to the provisions of ARTICLE 9 and shall not, pursuant to the provisions of ARTICLE 3 or otherwise, repurchase, redeem or otherwise retire any Debentures (collectively, "pay the Debentures") if at the time any Designated Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

     In the event that payment of principal or interest on the Debentures is prohibited by this Section, the holders of the Senior Debt shall provide written notice to the Trustee of such prohibition, unless the Trustee already has actual notice of the nonpayment.


     (b) During the continuance of any other default with respect to any Designated Senior Debt, the Corporation may not pay the Debentures for a period (a "Payment Blockage Period"):

          (1) commencing upon the receipt by the Corporation and the Trustee of written notice of default from any holder of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

          (2) ending one hundred eighty (180) days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the Trustee and the Corporation from the

Person that gave the Blockage Notice, (ii) by repayment in full of such Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

Subject to the preceding paragraph, unless the holders of such Senior Debt have accelerated the maturity of such Senior Debt, the Corporation may resume payments on the Debentures after the Payment Blockage Period.

     (c) Not more than one Blockage Notice may be given by any holder of Designated Senior Debt in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

Section 12.04. When Distribution Must Be Paid Over.

     In the event that the Corporation shall make any payment to the Trustee on account of the principal or interest on the Debentures at a time when such payment is prohibited by Section 12.02 or Section 12.03, and the Trustee has been notified by any holder of the Senior Debt in writing of such prohibition, or the Trustee has actual notice of the event giving rise to such prohibition, then the Trustee shall hold such payment in trust for the benefit of the holders of the Senior Debt, until the Trustee receives written instructions from the holders of the Senior Debt who sent the related Blockage Notice, specifying to whom and in what amounts such funds shall be paid. Upon receipt of such written instructions, the Trustee shall forthwith pay over and deliver such amounts to such parties as so instructed.


     If a payment or other distribution is made to Holders that because of these subordination provisions should not have been made to them, the Holders that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 12.05. Subrogation

     A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Corporation and Holders, a payment by the Corporation on Senior Debt. After all Senior Debt is paid in full and until the Debentures are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt, which, to the extent received by Holders, do not constitute, as between the Corporation and the Holders, payments by the Corporation on the Debentures.

Section 12.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate.

     These subordination provisions define the relative rights of Holders and holders of Senior Debt and do not impair, as between the Corporation and Holders, the obligation of the Corporation, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms. The failure to make a payment pursuant to the Debentures by reason of these subordination provisions does not prevent the occurrence of a

Default, nor do these subordination provisions have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures upon an Event of Default or prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

Section 12.07. Subordination May Not Be Impaired by Corporation.

     No right of any holder of Senior Debt to enforce the subordination of the Debentures will be impaired by any act or failure to act by the Corporation or by its failure to comply with the Indenture.

Section 12.08. Rights of Trustee.

     (a) The Trustee may continue to make payments on the Debentures and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives written notice satisfactory to it from the Corporation or a holder of Senior Debt that payments may not be made under this Article.

     (b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

Section 12.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under the Indenture from holders of such Senior Debt may be given only by their representative.

Section 12.10. Trustee Entitled to Rely.

     For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Holders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Holders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

Section 12.11. Trustee to Effectuate Subordination.

     Each Holder by accepting a Debenture authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 12.02.

Section 12.12. Trustee Not Fiduciary for Holders of Senior Debt.

     The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to Holders, or to the Corporation or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

Section 12.13. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver.

     (a) Each Holder by accepting a Debenture acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Debentures, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

     (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring any liability or responsibility to the Holders, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

     (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

     (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

     (3) release any Person liable in any manner for the payment of Senior Debt; or

     (4) exercise or refrain from exercising any rights against the Corporation and any other Person.

                                  ARTICLE 13
                                 MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02. Notices.

     Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Corporation:
               ---------------------

               Southwest Water Company
               225 North Barranca Avenue, Suite 200
               West Covina, California 91791-1605
               Attn:  Vice President Finance and Treasurer

               if to the Trustee:
               -----------------

               Chase Manhattan Bank and Trust Company, National Association 101 California Street, Suite 3800
               San Francisco, CA 94111
               Attn:  Hank Helley

     The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Debentureholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Corporation mails a notice or communication to Debentureholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing, except as set forth below.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03. Communication by Holders with Other Holders.

     Debentureholders may communicate pursuant to TIA (S)312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.

     Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in the relevant jurisdiction are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08. No Recourse Against Others.

     No liability under the Debentures or Indenture shall inure to any director, officer, employee or stockholders as such, of the Corporation and each Debentureholder, by accepting the Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

Section 13.09. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.10. Governing Law.

     The laws of the State of California shall govern this Indenture and the Debentures.

Section 13.11. Table of Contents, Headings, etc.

     The Table of Contents, cross-reference sheet and headings of the ARTICLES and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13. Successors.

     All agreements of the Corporation in this Indenture and the Debentures shall bind its Successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.14. Severability.

     In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                  SIGNATURES

CHASE MANHATTAN BANK AND TRUST                SOUTHWEST WATER COMPANY,
COMPANY, NATIONAL ASSOCIATION, as             a Delaware corporation
Trustee

By                                            By
   ______________________________                ______________________________
Title:                                        Title:
      ___________________________                   ___________________________


By                                            By
   ______________________________                ______________________________
Title:                                        Title:
      ___________________________                   ___________________________

             The "Trustee"                               The "Corporation"

                                   EXHIBIT A
                                   ---------
                          (Face of global debenture)

 THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
  GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE
   BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY
    BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a)
 OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL
 DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN
                      CONSENT OF SOUTHWEST WATER COMPANY.

                            SOUTHWEST WATER COMPANY

            ___% Convertible Subordinate Debenture due July 1, 2021

No. ______________________                         $ _______________

     Southwest Water Company, a corporation organized under the laws of Delaware, for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of _______________________________ DOLLARS, on July 1, 2021 and to pay interest on said principal sum at the rate of ___% per annum calculated on the basis of a 360-day year of twelve 30-day months.

     Interest Payment Dates:  January 1, April 1, July 1 and October 1

     Record Dates:  December 20, March 20, June 20 and September 20

     IN WITNESS WHEREOF, Southwest Water Company has caused this Instrument to be signed in its name by the signature (or a facsimile thereof) of its President or a President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated:

Authenticated:

                          (Back of global debenture)

                            SOUTHWEST WATER COMPANY

           ____% Convertible Subordinate Debenture due July 1, 2021

1.   Interest.

     Southwest Water Company, a corporation organized under the laws of Delaware ("Corporation"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest quarterly on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2001. Interest on the Debentures will accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from _______________; provided that, if there is no existing default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding interest date, interest shall accrue from the next interest payment date.

2.   Method of Payment.

     The Corporation will pay interest on the Debentures (except defaulted interest) to the persons who are registered holders of Debentures at the close of business on the record date next preceding the interest payment date. The Corporation will pay interest to such holders on the next interest payment date even though Debentures are cancelled after the record date but on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. The Corporation may mail an interest check to a holder's registered address.

3.   Paying Agent, Registrar, Conversion Agent.

     Initially, Chase Manhattan Bank and Trust Company, National Association, will act as Paying Agent and Registrar. Initially, ChaseMellon Shareholder Services will act as Conversion Agent. The Corporation may change any Paying Agent, Registrar or Conversion Agent without notice. The Corporation may act in any such capacity.

4.   Indenture.

     The Corporation issued the Debentures under an Indenture dated as of ________, 2001 ("Indenture"), between the corporation and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-7bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Debentures are unsecured general obligations of the Corporation limited to $20,000,000 in aggregate principal amount.

5.   Redemption at Corporation's Option.

     The Corporation may, at its option, at any time on or after July 1, 2003, redeem all the Debentures or some of them from time to time after issuance at the following redemption prices (expressed in percentages of principal amount of the Debentures) plus unpaid accrued interest to the redemption date.

     If redeemed during the 12-month period beginning July 1:

       Year              Redemption Price        Year      Redemption Price
       ----              ----------------        ----      ----------------
       2003                  105%                2006          102%
       2004                  104%                2007          101%
       2005                  103%             Thereafter       100%

6.   Notice of Redemption.

     Notice of redemption at the Corporation's option will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address as set forth in the Debenture register. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date (if there is no default in the payment of the redemption price by the Corporation), interest ceases to accrue on Debentures or portions thereof called for redemption.

7.   Redemption at Representative of Deceased Holder's Option.

     The personal representative, or surviving joint tenant(s), tenant by the entirety or tenant in common of a deceased Beneficial Owner (as hereinafter defined) (the "Representative") has the right to request redemption prior to stated maturity of all or part of his interest in the Debentures, and the Corporation will redeem the same subject to the limitations that the Corporation will not be obligated to redeem, during the period beginning with the original issuance of the Debentures and ending June 30, 2002, (the "Initial Period") and during any twelve month period ending June 30, thereafter (each such twelve month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Debentures which exceeds $25,000 principal amount or (ii) interests in the Debentures exceeding $400,000 in aggregate principal amount.

     The Corporation may, at its option, redeem interests of any deceased Beneficial Owner in the Debentures in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Debenture Holder, shall not be included in the computation of the $400,000 aggregate limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. The Corporation may, at its option, redeem interests of deceased Beneficial Owners in the Debentures, in the Initial Period or any Subsequent Period, in an aggregate principal amount exceeding $400,000. Any such redemption, to the extent it exceeds the $400,000 aggregate limitation, shall not reduce the $400,000 aggregate limitation for any Subsequent Period. On any determination by the Corporation to redeem Debentures in excess of the $25,000 limitation or the $400,000 aggregate limitation, Debentures so redeemed shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.


8.   Representative's Request for Redemption.

     A request for redemption of an interest in the Debentures may be initiated by the Representative. The Representative shall deliver a request to the Participant (hereinafter defined) through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Debentures to be redeemed. The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form of Exhibit A hereto (a
                                                    ---------
"Redemption Request"). The Depositary will, on receipt thereof, forward the same to the Trustee. The Trustee shall maintain records with respect to Redemption Requests received by it including date of receipt, the name of the Participant filing the Redemption Request and the status of such Redemption Request with respect to the $25,000 limitation and the $400,000 aggregate limitation. The Trustee will immediately file each Redemption Request it receives, together with the information regarding the eligibility thereof with respect to the $25,000 limitation and the $400,000 aggregate limitation, with the Company. The Depositary, the Company and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Debentures to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.


     Subject to the $25,000 limitation and the $400,000 aggregate limitation, the Corporation will, upon the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Debentures within 60 days following receipt by the Corporation of a redemption request from the Trustee. If Redemption Requests exceed the aggregate principal amount of interests in Debentures required to be redeemed during the Initial Period or any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. The Corporation may, at any time, notify the Trustee that it will redeem, on a date not less than 30 nor more than 60 days thereafter, all or any such lesser amount of Debentures for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $400,000 aggregate limitation. Any Debentures so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.


     The price to be paid by the Corporation for the Debentures to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. No premium will be paid on any Debenture redeemed pursuant to this provision. Subject to arrangements with the Depositary, payment for interests in the Debentures which are to be redeemed shall be made to the Depositary upon presentation of Debentures to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Debentures acquired or redeemed by the Corporation other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section shall not be included in the computation of either the $25,000 limitation or the $400,000 aggregate limitation for the Initial Period or for any Subsequent Period.


     For purposes of this Section 8 and Section 7 above, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Debenture and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the Debentures will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

     In the case of any Debenture which is presented for redemption in part only, upon such redemption the Corporation shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Debenture so presented.

     In the case of any Debenture or portion thereof which is presented for redemption pursuant to this paragraph and which has not been redeemed at the time the Corporation gives notice of its election to redeem Debentures pursuant to paragraph 5, such Debenture or portion thereof shall first be subject to redemption pursuant to paragraph 5 and if any such Debenture or portion thereof is not redeemed pursuant to paragraph 5 it shall remain subject to redemption pursuant to this paragraph.

     For purposes of this Section 8 and Section 7 above, an interest in a Debenture held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person, who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Debentures will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

     The Corporation may, at its option, purchase any Debentures for which Redemption Requests have been received in lieu of redeeming such Debentures. Any Debentures so purchased by the Corporation shall either be offered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation.

     Any Redemption Request may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal given by the Participant on behalf of such person to the Depositary and by the Depositary to the Trustee prior to payment thereof by the Corporation.

9.   Conversion.

     A Holder of a Debenture may convert it into Common Stock of the Corporation at any time before the close of business on June 25, 2021. If the Debenture is called for redemption, the holder may convert the Debenture at any time before the close of business on the fifth Business Day preceding the redemption date. The initial conversion price is $_____ per share, subject to adjustments due to certain events set forth in the Indenture. The number of shares of Common Stock issuable upon conversion of a Debenture is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date. On conversion, no payment or adjustment for interest will be made. The Corporation will issue a check in lieu of the issuance of a fraction of a share.

     To convert a Debenture:

     (1) the Holder must provide written notice to the Participant of such Holder's intent to convert all or part of such Holder's interest in the Debenture into shares of Common Stock of the Corporation which notice shall specify the principal amount of the interest in the Debenture to be converted;

     (2) the Participant shall thereupon deliver to the Depositary a written request for conversion containing the name of the Holder, the Holder's interest in the Debenture and the amount of such Holder's interest to converted. The Depositary will, on receipt thereof, forward the same to the Trustee. The Trustee shall maintain records with respect to conversion requests received by it including date of receipt and the name of the Participant filing the conversion request. The Trustee will immediately file each conversion request it receives with the Company and the Conversion Agent. The Depositary, the Company, the Trustee and the Conversion Agent may conclusively assume, without independent investigation, that the statements contained in each conversion request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Holder or for determining whether the Holder is in fact the Beneficial Owner of the interest in the Debenture to be redeemed;

     (3) The Holder shall furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent; and

     (4) The Holder shall pay any transfer or similar tax required by the Indenture.

     The date on which all of such requirements are met is the Conversion Date. As soon as practicable thereafter, the Corporation shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record of the Corporation on and after the Conversion Date.

     No payment or adjustment will be made for accrued interest on a converted Debenture.

     If a Holder converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

     If the last day on which a Debenture may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Debenture may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

     A holder may convert a portion of a Debenture if the portion is $1,000 or an integral multiple thereof.

     The conversion price will be adjusted for dividends or distributions on Common Stock payable in the Corporation's stock; subdivisions, combinations and certain reclassifications of Common Stock; distribution to all holders of Common Stock of certain rights to purchase Common Stock at less than the then current market value; distribution to such holders of assets or debt securities of the Corporation or certain rights to purchase securities of the Corporation (excluding cash dividends or distribution from current or retained earnings). However, no adjustment need be made if holders may participate in the transaction or in certain other cases set forth in the Indenture. The Corporation may, from time to time, voluntarily reduce the conversion price for a period of time.

     If the Corporation is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Debenture into Common Stock may be changed into a right to convert the Debenture into securities, cash or other assets of the Corporation or another corporation.

10.  Denominations, Transfer, Exchange.

     The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

11.  Persons Deemed Owners.

     The registered holder of a Debenture may be treated as its owner for all purposes.

12.  Amendments, Supplements and Waivers.

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and any existing default may be waived, with the consent of holders of a majority in principal amount of the Debentures then outstanding. Without the consent of any Debentureholder, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Debentureholders or to make any change that does not materially adversely affect the rights of any Debentureholder.

13.  Defaults and Remedies.

     An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on the Debentures; failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; default in the payment of indebtedness having an outstanding principal balance of $2,000,000 or more under certain circumstances; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual compliance certificate to the Trustee.

14.  Trustee Dealings with Corporation.

     Chase Manhattan Bank And Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

15.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any Obligations of the Corporation under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

16.  Authentication.

     This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.  Abbreviations.

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors
Act).

                       _________________________________

The Corporation will furnish to any Debentureholder upon written request without charge a copy of the Indenture, which has in it the text of this Debenture in larger type. Requests may be made to: Southwest Water Company, 225 N. Barranca Ave., Suite 2200, West Covina, CA 91791-1605, Attention: Secretary.

                                ASSIGNMENT FORM

I/We assign and transfer this Debenture to

[___________________________]
(Insert assignee's social security or tax identification number, and supply signature guarantee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint _____________________________________________ agent to transfer this Debenture on the books of the Corporation. The agent may substitute another to act for him.


Date:________________               Signature_______________________________

                                        (Sign exactly as your name appears on
                                        the other side of this Debenture )

                               CONVERSION NOTICE

I/We convert $______________ in principal amount of the Debenture(s) into Common Stock of the Corporation at the current conversion price.

I/We request that the stock certificate be prepared in the same manner as is this Debenture or, alternatively, in the name of the person specified below:

[___________________]

(Insert other person's social Security or tax identification number, and supply signature guarantee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of other person)



Date:________________               Signature_______________________________

                                        (Sign exactly as your name appears on
                                        the other side of this Debenture)


Signature Guarantee if required:

                                   EXHIBIT B
                                   ---------

                          FORM OF REDEMPTION REQUEST

                                  $20,000,000

                            SOUTHWEST WATER COMPANY
                     % CONVERTIBLE SUBORDINATE DEBENTURES
                               Due July 1, 2021
                              (The "Debentures")

                              CUSIP NO. 845331AB3


     The undersigned,              (the "Participant"), does hereby certify,
pursuant to the provisions of that certain Indenture of Trust dated as of June
      , 2001 (the "Indenture") made by Southwest Water Company (the "Company") (the "Issuer") and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"), to the Depository Trust Company (the "Depositary"), the Company, the Issuer and the Trustee that:

         1.  [Name of deceased Beneficial Owner] is deceased.

         2.  [Name of deceased Beneficial Owner] had a $          interest in
             the above referenced Debenture.

         3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $ principal amount of said Debenture be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and the [Name of Representative] is entitled to have the interest in the Debenture to which this Request relates redeemed.

         4. The Participant holds the interest in the Debenture with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

         5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee, the Issuer and the Company (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability (collectively, the "Damages") incurred by the indemnified party or parties as a result of or in connection with the redemption of the interest in the Debenture to which this Request relates. The Participant will, at the request of the company, forward to the Company, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of _____________, 20___.

                                        [PARTICIPANT NAME]

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________